RCI Files 10-Q, Reports 1Q26 Results, Hosts X Spaces Call at 4:30 PM ET Today
HOUSTON—May 7, 2026—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today filed its Form 10-Q and reported results for the fiscal 2026 first quarter ended December 31, 2025.

Summary Financials (in millions, except EPS)	1Q26	1Q25
Total revenues	$70.8	$71.5
EPS	$(0.57)	$1.01
Non-GAAP EPS[1]	$0.74	$0.80
Net cash provided by operating activities	$7.8	$13.3
Free cash flow[1]	$6.7	$12.1
Net income (loss) attributable to RCIHH common stockholders	$(4.7)	$9.0
Adjusted EBITDA[1]	$15.7	$15.7
Weighted average shares used in computing EPS – basic and diluted	8.30	8.92
1 See “Non-GAAP Financial Measures” below.
Summary (Comparisons are to year-ago periods unless indicated otherwise)
Travis Reese, Interim President and CEO, said: "The year‑over‑year decline in net income primarily reflects pre-tax operating and non-operating items of $10.1 million in net charges in 1Q26 and $3.2 million in net gains in 1Q25."
"As previously reported, total nightclub sales were stable, with contributions from new venues offsetting same‑store performance and the closure of underperforming locations, while new Bombshells sports bars-restaurants offset most same‑store declines. Despite sales headwinds tied to customer uncertainty during the U.S. government shutdown in October and November, higher‑margin club service revenues increased 6.7% year over year.”
"In line with our 5-Year Capital Allocation Plan, we have bought back more than one million shares in FY26 to date as of May 1, 2026, resulting in approximately 7,651,500 shares outstanding."
X Spaces Conference Call at 4:30 PM ET Today
•Call link: https://x.com/i/spaces/1qxvvkXrjaqxB (X log in required).
•Presentation link: https://www.rcihospitality.com/investor-relations/.
•To ask questions: Participants must join the X Space using a mobile device.
•To listen only: Participants can access the X Space from a computer.
•There will be no other types of telephone or webcast access.
1Q26 Results (Comparisons are to year-ago periods unless indicated otherwise)
Nightclubs segment: Revenues of $62.3 million increased by 0.9%. Sales primarily reflected $4.9 million from five newly acquired and reopened clubs and $56.9 million from the 52 same-store clubs. Two small Texas clubs closed during the quarter.2 By revenue type, service increased 6.7%; food, merchandise and other increased 1.8%; and alcoholic beverages declined 4.6%.
Other charges, net of $0.2 million (mainly impairments offset by favorable settlement of a lawsuit and gain on insurance) compared to other gains, net of $0.8 million (mainly a gain on insurance).
Operating income was $18.7 million (30.0% of segment revenues) compared to $20.9 million (33.8%). Non-GAAP operating income, which excludes other net charges and gains, was $19.5 million (31.3% of segment revenues) compared to $20.6 million (33.4%).

Bombshells segment: Revenues of $8.4 million declined 12.6%. Sales reflected $1.8 million from two newly opened locations, $6.6 million from the nine same-store locations, and the absence of $1.2 million from four underperforming locations divested/closed in 1Q25.2
Operating loss was $139,000 (-1.7% of segment revenues) compared to income of $1.9 million (20.3%), which included a gain on sale of a location of $1.3 million. Non-GAAP operating loss, which excludes other net charges (mainly impairments), was $110,000 (-1.3% of segment revenues) compared to income of $616,000 (6.4%), which excludes the gain on sale.
Corporate segment: Expenses totaled $7.4 million (10.4% of total revenues) compared to $8.8 million (12.3%). Most of the year over year change reflected lower insurance costs partially offset by higher accounting and professional fees in the current year due to delayed filing of our annual report and year end audit. Non-GAAP expenses totaled $7.0 million (9.9% of total revenues) compared to $8.4 million (11.8%).
Impairments and other charges, net within consolidated operations totaled $0.2 million compared to net gains of $2.2 million. 1Q26 also included a non-operating charge of $9.9 million compared to a non-operating gain of $1.0 million.
Income tax expense was $1.5 million compared to $1.8 million.
Weighted average shares outstanding of 8.30 million declined 7.0% due to share buybacks.
Debt of $256.4 million at December 31, 2025 increased 8.8% from $235.8 million at September 30, 2025, primarily reflecting seller-financing from the previously-announced ADW transaction. Compared to a year ago, debt increased 8.9%.
2 See our January 13, 2026 news release on 1Q26 sales for more details.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, net of recoveries, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income or loss attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, net of recoveries, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) stock-based compensation, (g) premium on stock repurchase, (h) gains or losses on lease termination, and (i) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at approximately 22.8% and 17.7% effective tax rate of the pre-tax non-GAAP income before taxes for the three months ended December 31, 2025, and 2024, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income or loss attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense, (c) net interest expense, (d) impairment of assets, (e) settlement of lawsuits, net of recoveries, (f) gains or losses on sale of businesses and assets, (g)

gains or losses on insurance, (h) stock-based compensation, (i) premium on stock repurchase, and (j) gains or losses on lease termination. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
Accounting Standards Update (ASU) 2023-07
The Company has adopted Accounting Standards Update (ASU) 2023-07, which requires enhanced reportable segment disclosures. As a result, certain prior-year segment information has been recast.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the Company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the Company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel, and (vii) our ability to regain and maintain compliance with the filing requirements of the SEC and the Nasdaq Stock Market. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2025, as well as its other filings with the U.S. Securities and Exchange Commission. The Company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Michael Wichman at 212-883-0655 or gfishman@pondel.com and mwichman@pondel.com.

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended
	December 31, 2025		December 31, 2024
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$30,139	42.6%	$32,188	45.0%
Sales of food and merchandise	9,966	14.1%	10,106	14.1%
Service revenues	25,811	36.4%	24,181	33.8%
Other	4,912	6.9%	5,008	7.0%
Total revenues	70,828	100.0%	71,483	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,511	18.3%	5,846	18.2%
Food and merchandise sold	3,629	36.4%	3,563	35.3%
Service and other	101	0.3%	72	0.2%
Total cost of goods sold (exclusive of items shown below)	9,241	13.0%	9,481	13.3%
Salaries and wages	21,443	30.3%	20,564	28.8%
Selling, general and administrative	24,704	34.9%	26,207	36.7%
Depreciation and amortization	4,187	5.9%	3,569	5.0%
Impairments and other charges (gains), net	217	0.3%	(2,244)	(3.1)%
Total operating expenses	59,792	84.4%	57,577	80.5%
Income from operations	11,036	15.6%	13,906	19.5%
Other income (expenses)
Interest expense	(4,350)	(6.1)%	(4,152)	(5.8)%
Interest income	99	0.1%	179	0.3%
Premium on stock repurchase	(9,885)	(14.0)%	—	—%
Gain on lease termination	—	0.0%	979	1.4%
Income (loss) before income taxes	(3,100)	(4.4)%	10,912	15.3%
Income tax expense	1,549	2.2%	1,847	2.6%
Net income (loss)	(4,649)	(6.6)%	9,065	12.7%
Net income attributable to noncontrolling interests	(85)	(0.1)%	(41)	(0.1)%
Net income (loss) attributable to RCIHH common shareholders	$(4,734)	(6.7)%	$9,024	12.6%

Earnings (loss) per share
Basic and diluted	$(0.57)		$1.01

Weighted average shares used in computing earnings (loss) per share
Basic and diluted	8,295,880		8,920,774

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended
	December 31, 2025	December 31, 2024
Revenues
Nightclubs	$62,309	$61,724
Bombshells	8,381	9,587
Other	138	172
	$70,828	$71,483

Income (loss) from operations
Nightclubs	$18,722	$20,853
Bombshells	(139)	1,945
Other	(150)	(103)
Corporate	(7,397)	(8,789)
	$11,036	$13,906

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31, 2025	December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,649)	$9,065
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,187	3,569
Impairment of assets	1,163	—
Deferred income tax benefit	—	(389)
Loss (gain) on sale of businesses and assets	30	(1,463)
Amortization and writeoff of debt discount and issuance costs	137	63
Credit loss expense on notes receivable	75	—
Gain on insurance	(141)	(1,150)
Noncash lease expense	734	658
Stock-based compensation	392	470
Premium on stock repurchase	9,885	—
Changes in operating assets and liabilities:
Receivables	(354)	2,373
Inventories	25	(4)
Prepaid expenses, other current, and other assets	(2,822)	(598)
Accounts payable, accrued, and other liabilities	(846)	750
Net cash provided by operating activities	7,816	13,344
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	600	129
Proceeds from insurance	138	1,150
Proceeds from notes receivable	50	71
Payments for property and equipment and intangible assets	(2,331)	(5,754)
Net cash used in investing activities	(1,543)	(4,404)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	2,253	2,963
Payments on debt obligations	(4,952)	(5,694)
Purchase of treasury stock	(9,831)	(3,218)
Payment of dividends	(545)	(623)
Payment of loan origination costs	(40)	—
Investment from noncontrolling partner	1,800	—
Payments to noncontrolling interests	(36)	—
Net cash used in financing activities	(11,351)	(6,572)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,078)	2,368
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	33,709	32,350
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,631	$34,718

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$28,631	$33,709	$34,718
Receivables, net	4,221	3,940	3,519
Inventories	4,832	4,857	4,640
Prepaid expenses and other current assets	7,820	4,968	4,226
Assets held for sale	4,463	3,394	—
Total current assets	49,967	50,868	47,103
Property and equipment, net	276,333	279,027	282,621
Operating lease right-of-use assets, net	25,053	25,781	25,573
Notes receivable, net of current portion	3,797	3,849	4,103
Goodwill	62,242	62,725	61,911
Intangibles, net	170,164	171,948	162,881
Other assets	2,706	2,737	2,026
Total assets	$590,262	$596,935	$586,218

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$4,499	$5,836	$5,010
Accrued liabilities	33,928	32,607	20,514
Current portion of debt obligations, net	34,431	21,198	17,788
Current portion of operating lease liabilities	3,386	3,314	3,008
Total current liabilities	76,244	62,955	46,320
Deferred tax liability, net	21,689	21,689	22,304
Debt, net of current portion and debt discount and issuance costs	221,997	214,583	217,741
Operating lease liabilities, net of current portion	26,442	27,320	27,471
Other long-term liabilities	8,214	9,509	3,611
Total liabilities	354,586	336,056	317,447

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	78	87	89
Additional paid-in capital	29,144	50,908	58,731
Retained earnings	204,037	210,106	210,160
Total RCIHH stockholders' equity	233,259	261,101	268,980
Noncontrolling interests	2,417	(222)	(209)
Total equity	235,676	260,879	268,771
Total liabilities and equity	$590,262	$596,935	$586,218

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended
	December 31, 2025	December 31, 2024
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$(4,734)	$9,024
Income tax expense	1,549	1,847
Interest expense, net	4,251	3,973
Depreciation and amortization	4,187	3,569
Impairment of assets	1,163	—
Settlement of lawsuits	(802)	179
Loss (gain) on sale of businesses and assets	33	(1,406)
Gain on insurance	(177)	(1,017)
Stock-based compensation	392	470
Premium on stock repurchase	9,885	—
Gain on lease termination	—	(979)
Adjusted EBITDA	$15,747	$15,660

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$(4,734)	$9,024
Amortization of intangibles	615	580
Impairment of assets	1,163	—
Settlement of lawsuits	(802)	179
Stock-based compensation	392	470
Loss (gain) on sale of businesses and assets	33	(1,406)
Gain on insurance	(177)	(1,017)
Premium on stock repurchase	9,885	—
Gain on lease termination	—	(979)
Net income tax effect	(261)	310
Non-GAAP net income	$6,114	$7,161

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	8,295,880	8,920,774
GAAP diluted earnings (loss) per share	$(0.57)	$1.01
Amortization of intangibles	0.07	0.07
Impairment of assets	0.14	—
Settlement of lawsuits	(0.10)	0.02
Stock-based compensation	0.05	0.05
Loss (gain) on sale of businesses and assets	0.00	(0.16)
Gain on insurance	(0.02)	(0.11)
Premium on stock repurchase	1.19	—
Gain on lease termination	—	(0.11)
Net income tax effect	(0.03)	0.03
Non-GAAP diluted earnings per share	$0.74	$0.80

	Three Months Ended
	December 31, 2025	December 31, 2024
Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$11,036	$13,906
Amortization of intangibles	615	580
Impairment of assets	1,163	—
Settlement of lawsuits	(802)	179
Stock-based compensation	392	470
Loss (gain) on sale of businesses and assets	33	(1,406)
Gain on insurance	(177)	(1,017)
Non-GAAP operating income	$12,260	$12,712

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	15.6%	19.5%
Amortization of intangibles	0.9%	0.8%
Impairment of assets	1.6%	—%
Settlement of lawsuits	(1.1)%	0.3%
Stock-based compensation	0.6%	0.7%
Loss (gain) on sale of businesses and assets	0.0%	(2.0)%
Gain on insurance	(0.2)%	(1.4)%
Non-GAAP operating margin	17.3%	17.8%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$7,816	$13,344
Less: Maintenance capital expenditures	1,136	1,276
Free cash flow	$6,680	$12,068

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	Three Months Ended December 31, 2025					Three Months Ended December 31, 2024
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$18,722	$(139)	$(150)	$(7,397)	$11,036	$20,853	$1,945	$(103)	$(8,789)	$13,906
Amortization of intangibles	613	—	—	2	615	574	1	—	5	580
Impairment of assets	1,163	—	—	—	1,163	—	—	—	—	—
Settlement of lawsuits	(827)	25	—	—	(802)	179	—	—	—	179
Stock-based compensation	—	—	—	392	392	—	—	—	470	470
Loss (gain) on sale of businesses and assets	22	4	—	7	33	16	(1,330)	—	(92)	(1,406)
Gain on insurance	(177)	—	—	—	(177)	(1,017)	—	—	—	(1,017)
Non-GAAP operating income (loss)	$19,516	$(110)	$(150)	$(6,996)	$12,260	$20,605	$616	$(103)	$(8,406)	$12,712

GAAP operating margin	30.0%	(1.7)%	(108.7)%	(10.4)%	15.6%	33.8%	20.3%	(59.9)%	(12.3)%	19.5%
Non-GAAP operating margin	31.3%	(1.3)%	(108.7)%	(9.9)%	17.3%	33.4%	6.4%	(59.9)%	(11.8)%	17.8%